CUSIP No. 500233101	13D	Page 24 of 25 pages

Exhibit 4

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock of Kohlberg Capital Corporation. This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

CYRUS CAPITAL PARTNERS, L.P.
By: Cyrus Capital Partners GP, L.L.C., its general partner

By:	/s/ Stephen C. Freidheim

Name: Stephen C. Freidheim
Title: Managing Member

CYRUS CAPITAL PARTNERS GP, L.L.C.

By:	/s/ Stephen C. Freidheim

Name: Stephen C. Freidheim
Title: Managing Member

CYRUS CAPITAL ADVISORS, L.L.C.

By:	/s/ Stephen C. Freidheim

Name: Stephen C. Freidheim
Title: Managing Member

/s/ Stephen C. Freidheim

Stephen C. Freidheim

CRESCENT 1, L.P.
By: Cyrus Capital Advisors, L.L.C., its general partner

By:	/s/ Stephen C. Freidheim

Name: Stephen C. Freidheim
Title: Managing Member

CUSIP No. 500233101	13D	Page 25 of 25 pages

CYRUS OPPORTUNITIES MASTER FUND II, LTD.

By:	/s/ Stephen C. Freidheim

Name: Stephen C. Freidheim
Title: Authorized signatory

CRS FUND, LTD.

By:	/s/ Stephen C. Freidheim

Name: Stephen C. Freidheim
Title: Authorized signatory

CYRUS SPECIAL OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ Stephen C. Freidheim

Name: Stephen C. Freidheim
Title: Authorized signatory